EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert G. Rouse, Chief Financial Officer of Comtech Telecommunications Corp., certify that:

The Form 10-Q of Comtech Telecommunications Corp. for the period ended April 30, 2003, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Comtech Telecommunications Corp. as of the dates and for the periods presented.


Date: June 5, 2003            By: /s/ Robert G. Rouse
                                  ---------------------------------------------
                                  Robert G. Rouse
                                  Senior Vice President and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

This certification is being furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act, shall not be deemed to be filed as part of the periodic report described herein nor shall it be deemed filed by Comtech
Telecommunications Corp. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Comtech Telecommunications Corp. and will be retained by Comtech Telecommunications Corp. and furnished to the Securities and Exchange Commission or its staff upon request.